Exhibit 10.17

INCENTIVE UNIT
AWARD AGREEMENT

INCENTIVE UNIT AWARD AGREEMENT (this “Agreement”) is executed this           day of               , 20     (the “Execution Date”), by and between Focus Financial Partners, LLC, a Delaware limited liability company (the “Company”), and                       (the “Unit Holder”), to become effective                           (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Third Amended and Restated Operating Agreement of the Company, dated as of July 3, 2017 (as amended and/or restated and in effect from time to time, the “Operating Agreement”) or as applicable, in the Restricted Incentive Unit Plan of the Company (as amended and/or restated and in effect from time to time, the “Plan”).

WHEREAS, the Company desires to issue to the Unit Holder Incentive Units (all of such Incentive Units issued to the Unit Holder hereunder are referred to herein as the “Incentive Units”).

WHEREAS, it is a condition precedent to the issuance of the Incentive Units that the Incentive Units be subject to restrictions as set forth in this Agreement and in the Operating Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Issuance of Units.

(a)                                 The Company hereby issues to the Unit Holder the number of Incentive Units set forth below the Unit Holder’s name on the signature page hereto, on the terms and conditions set forth in this Agreement and in the Operating Agreement.

(b)                                 The Hurdle Amount per Incentive Unit shall be as set forth below the Unit Holder’s name on the signature page attached hereto. The Company shall have full discretion and authority to make all calculations, interpretations or other determinations relating to the Hurdle Amount, and all such decisions shall be final and binding upon the Unit Holder or any beneficiary of the Unit Holder.

(c)                                  In connection with the acquisition of the Incentive Units hereunder, the Unit Holder represents and warrants to the Company that:

(i)                                     the Incentive Units to be acquired by the Unit Holder pursuant to this Agreement will be acquired for the Unit Holder’s own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the

Incentive Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws or this Agreement or the Operating Agreement;

(ii)                                  the Unit Holder is either an employee, officer, director, member, manager, agent, consultant or independent contractor of the Company or one of its Subsidiaries (or of a third-party management company providing services to the Company or one of its Subsidiaries) or is a trust or other estate planning entity established on behalf of such an employee, officer, director, agent, consultant or independent contractor of the Company or one of its Subsidiaries or of a third-party management company providing services to the Company or one of its Subsidiaries, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable him or her to understand and evaluate the risks and benefits of his or her investment in the Incentive Units;

(iii)                               the Unit Holder has no need for liquidity in his or her investment in the Incentive Units and is able to bear the economic risk of his or her investment in the Incentive Units for an indefinite period of time and understands that the Incentive Units have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Incentive Units in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available;

(iv)                              the Unit Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Unit Holder) promulgated under the Securities Act depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts;

(v)                                 the Unit Holder has had an opportunity to ask questions and receive answers concerning the Company as he or she has requested;

(vi)                              the Unit Holder understands that the Unit Holder’s ownership of the Incentive Units will have tax consequences to the Unit Holder, including, without limitation, responsibility to pay taxes from Company profits allocated to the Incentive Units under the Operating Agreement; and the Unit Holder has had opportunity to discuss the foregoing matters with the Unit Holder’s tax advisor; and

(vii)                           if and only if the “Unit Holder” party to this Agreement is a trust or other estate planning vehicle established by an employee, officer, director, member, manager, agent, consultant or independent contractor of the Company or one of its Subsidiaries (or of a third-party management company providing services to the Company or one of its Subsidiaries) (in any such case, a “Principal”), the Unit Holder expressly acknowledges and agrees that (A) the grant of Incentive Units hereunder is expressly conditional on the ongoing service of the Principal to the Company or one of its Subsidiaries, (B) any rights granted to Unit Holder hereunder and pursuant to the Operating Agreement shall cease and be of no further force or effect upon the cessation of employment or service by the Principal with respect to the Company or one of its Subsidiaries (except that the Unit Holder shall be entitled to retain any Vested Incentive Units that became vested prior to such cessation of employment or service by the Principal subject to the terms of this Agreement) and (C) the restrictive covenants set forth in Section 5 of this Agreement shall apply to any Principal as if such Principal was a direct party to this Agreement, and any breach by a Principal of the provisions of said Section 5 shall be specifically enforceable against Unit Holder in addition to any available remedy of the Company or its Subsidiaries against such Principal.

2.                                      Units.

(a)                                 The Incentive Units shall remain subject to the terms and conditions of the Operating Agreement.

(b)                                 This Agreement constitutes the legal, valid and binding obligation of the Unit Holder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Unit Holder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Unit Holder is a party or any judgment, order or decree to which the Unit Holder is subject.

(c)                                  As an inducement to the Company to enter into this Agreement, the Unit Holder acknowledges and agrees that:

(i)                                     no provision contained herein shall entitle the Unit Holder (or a Principal, if applicable) to remain in the employment or service of the Company or any of its Subsidiaries, if any, or affect the right of the Company or any of its Subsidiaries to terminate its employment or other relationship with the Unit Holder (or a Principal, if applicable) at any time for any reason; and

(ii)                                  except as provided in any other agreement between the Company or any of its Subsidiaries and the Unit Holder (if any), the Company shall have no duty or obligation to disclose to the Unit Holder, and the Unit Holder shall have no right to be advised of, any material information regarding the Company or any of its Subsidiaries, if any, at any time prior to, upon or in connection with the forfeiture of the Incentive Units upon the termination of the Unit Holder’s employment with or service to the Company or any of its Subsidiaries.

3.                                      Vesting of Incentive Units.

(a)                                 The Unit Holder shall forfeit his or her right to participate in distributions from the Company pursuant to the Operating Agreement in respect of the Incentive Units subject to vesting and will forfeit all Incentive Units subject to vesting upon the termination of the Unit Holder’s (or a Principal’s, if applicable) employment or service relationship with the Company or any of its Subsidiaries (except as otherwise provided for in any applicable Employment Agreement) and any Vested Incentive Units held by the Unit Holder at that time shall remain subject to the applicable terms set forth in the Operating Agreement, the Plan, this Agreement and any applicable Employment Agreement.

(b)                                 For so long as the Unit Holder (or a Principal, if applicable) remains employed by or in the service of the Company or any of its Subsidiaries, the Incentive Units will become “vested” (the “Vested Incentive Units”) (and no longer be subject to forfeiture as provided in Section 3(a) above) pursuant to the following schedule:

[TBD]

(c)                                  In the event that any Incentive Units are forfeited pursuant to this Section 3, the Unit Holder (and any Principal, if applicable) and his or her successors or assigns shall take (at the Company’s expense) all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such forfeiture.

(d)                                 Any distributions under the Operating Agreement that are made on account of any portion of the Incentive Units that have not vested pursuant to this Section 3 as of the date of such distribution (and which have not been forfeited pursuant to this Section 3), other than distributions required by Section 8.03 of the Operating Agreement, shall be deposited into an escrow account established by the Company, which amounts shall be released to the Unit Holder if, as and when the forfeiture obligations with respect to such Incentive Units (or portion thereof) under this Section 3 lapse. Amounts shall be released from the escrow account to pay any and all taxes on the income assessed on the escrow account. Any amounts remaining in the escrow account in respect of Incentive Units which have been forfeited in accordance with Section 3 shall be released from the escrow and returned to the Company.

4.                                      Restrictions on Transfer, Voting and Distributions.

(a)                                 The Company and the Unit Holder acknowledge and agree that the Incentive Units are subject to and restricted by the Operating Agreement and has agreed to join the Operating Agreement as a member by execution of this Agreement. Notwithstanding anything to the contrary contained in the Operating Agreement, no Incentive Units which have not vested pursuant to Section 3 hereof may be Transferred to any Person. The Vested Incentive Units may be transferred in accordance with the Operating Agreement.

(b)                                 The Unit Holder acknowledges that the Incentive Units (whether vested or not vested) shall not have any voting or other consent or approval rights under the Operating Agreement unless expressly set forth therein.

(c)                                  Subject to Section 3 hereof, the Unit Holder acknowledges that he or she shall be entitled to distributions under the Operating Agreement in respect of the Incentive Units (whether or not vested) only at such times and in such circumstances as set forth in the Operating Agreement.

5.                                      Restrictive Covenants and Other Agreements of Unit Holder.

(a)                                 During the Unit Holder’s employment or service period with the Company or its Subsidiaries and for one (1) year thereafter following any termination of employment or service, the Unit Holder shall not, directly or indirectly, alone or as a partner, officer, director, manager, member, employee or consultant or equity-holder of any entity: (i) provide any wealth management services, including personal financial planning or personal advisory services of the type provided or contemplated to be provided by the Company or its Subsidiaries at the time of such termination to any individual or entity anywhere in the continental United States (a “Competitive Business”); (ii) provide finder, broker or financial advisory services to any Competitive Business; (iii) interfere with any potential acquisition by the Company or its Subsidiaries of any other business or discourage any party to any such potential acquisition from engaging in any such transaction; or (iv) provide any services currently provided by the Company to or on behalf of its Subsidiaries or affiliates to any business or enterprise that is similar to, or otherwise competitive with, the Company.

(b)                                 In addition, during the Unit Holder’s employment or service period with the Company or its Subsidiaries and for one (1) year thereafter, the Unit Holder shall not, directly or indirectly, alone or as a partner, officer, director, manager, member, employee or consultant or equity-holder of any entity: (i) directly or indirectly hire, offer to hire, divert, entice away, solicit or in any other manner persuade, or attempt to do any of the foregoing (each, a “Solicitation”), any person or entity who is (or who was during the twelve (12)-month period immediately prior to such Solicitation) an officer, employee, agent or consultant of the Company, any of its Subsidiaries or other acquisition prospects of the Company, to accept employment with, or otherwise work for, the Unit Holder or any third party; (ii) engage in a Solicitation with respect to any person who was, at any time within twelve (12) months prior to the Solicitation, an officer, employee, agent or consultant of the Company or any of its Subsidiaries, to accept employment with, or otherwise work for the Unit Holder or any other third party engaged in a Competitive Business; (iii) solicit or do business with any customer or client of the Company or any of its Subsidiaries, or any potential acquisition target of the Company, any potential customer or client of the Company or any of its Subsidiaries, or any potential acquisition target of the Company (A) in any manner which interferes with such person’s relationship or potential relationship with the Company or its Subsidiaries, or any such potential acquisition target of the Company, as the case may be, or (B) in an effort to obtain such person as a customer, client, supplier, consultant, salesman, agent or representative to any Competitive Business; or (iv) work together in any business or enterprise involving wealth management services (other than the Company and its affiliates) with any other current or former senior executives of the Company. As used in this Section 5, the term “Subsidiaries” refers to both direct and indirect Subsidiaries of the Company.

(c)                                  The Unit Holder shall not at any time, whether during or after the termination of the Unit Holder’s employment or service with the Company or its Subsidiaries, reveal to any person any Confidential Information (as defined below) except to employees or agents of the Company or its Subsidiaries who need to know such Confidential Information for the purposes of their employment or activities on behalf of the Company or its Subsidiaries, or as otherwise authorized by the Company in writing. The term “Confidential Information” shall include any non-public information concerning the organization, business or finances of the Company or its Subsidiaries, or of any third party for whom the Company is under an obligation to keep information confidential that is maintained by the Company as confidential. Such Confidential Information shall include trade secrets or confidential information in respect of acquisition models, services, inventions, products, designs, methods, know-how, techniques, systems, processes, engineering data, software programs and software code, works of authorship, customer and supplier lists, customer and supplier information, financial information, pricing information, business plans, projects, plans, notes, memoranda, reports, data, sketches, specifications and proposals. The Unit Holder shall keep confidential all matters entrusted to the Unit Holder and shall not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing the Unit Holder’s duties as an employee, officer, director, agent or other representative of the Company or its Subsidiaries, nor shall the Unit Holder use any Confidential Information in any manner which injures or causes losses to the Company.

(d)                                 The Unit Holder shall not, whether in writing or orally, malign, denigrate or disparage the Company, its Subsidiaries or affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light. The Company (on behalf of itself and its Subsidiaries) shall not, and agrees to instruct its senior executives not to, malign, denigrate or disparage the Unit Holder with respect to any of the Unit Holder’s past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray the Unit Holder in an unfavorable light. Notwithstanding the foregoing, nothing in this paragraph shall prevent any person from making any truthful statement to the extent required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with jurisdiction to order such person to disclose or make accessible such information or in connection with the enforcement of a party’s legal or equitable rights.

(e)                                  If the Unit Holder is a U.S. taxpayer, within thirty (30) days from the Effective Date, the Unit Holder shall duly file with the Internal Revenue Service an election under Section 83(b) of the Code (in a form reasonably acceptable to the Company), and shall deliver a copy of such election, as filed with the Internal Revenue Service, to the Company. Such election under Section 83(b) of the Code by any holder of any Incentive Units shall not, in and of itself, be deemed to cause any such Incentive Units to be Vested Incentive Units.

(f)                                   In connection with any Change in Control, the Unit Holder agrees (i) to disclose to the Board of Managers of the Company any compensation or consideration of any type, including in respect of restrictive covenants or “goodwill,” to be received by the Unit Holder at or in connection with such transaction, including in connection with any duties, responsibilities or obligations that such the Unit Holder will assume after consummation of such Change in Control and (ii) to cooperate in good faith with the Company and the prospective purchaser in his or her capacity as an officer of the Company to facilitate such Change in Control.

(g)                                  The covenants set forth in this Agreement supplement and are in addition to any other covenants to which the Unit Holder is bound, subject to Section 6(b).

6.                                      General Provisions.

(a)                                 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)                                 Entire Agreement. This Agreement, the Plan, the Operating Agreement and Employment Agreements, if applicable, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding anything in this Agreement to the contrary, (i) this Agreement is subject to the Plan and constitutes an Award Agreement under the Plan, (ii) in the event of any conflict between a specific provision of this Agreement and the Plan, the provision in this Agreement shall govern and shall supersede the applicable provision contained in the Plan and (iii) in the event of any conflict between a specific provision of this Agreement and any Employment Agreement, the provision contained in such Employment Agreement shall govern and shall supersede the applicable provision contained herein, except for terms in this Agreement that specifically relate to the Incentive Units granted pursuant to this Agreement and are more favorable to the Unit Holder, which terms shall control with respect to such Incentive Units.

(c)                                  Counterparts. This Agreement may be executed in separate counterparts, including by facsimile, portable document format (.pdf) or other forms of electronic signature delivery, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)                                 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Unit Holder, the Company, and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of Incentive Units); provided that the rights and obligations of the Unit Holder under this Agreement shall not be Transferable except in connection with a permitted Transfer of Incentive Units hereunder.

(e)                                  Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(f)                                   Remedies. Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(g)                                  Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Unit Holder and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(h)                                 Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

If to the Company, to:

825 Third Avenue, 27th Floor
New York, NY 10022
Fax: (650) 475-3927

Attn: Chief Executive Officer

with copy to:

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, NY 10103
Fax: (917) 849-5370

Attn: Robert Seber

If to the Unit Holder, at the address of such Unit Holder on the books and records of the Company.

(i)                                     Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

(j)                                    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(k)                                 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l)                                     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m)                             Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Agreement as of the date first written above.

FOCUS FINANCIAL PARTNERS, LLC

By:
Name:
Title:

UNIT HOLDER

By:
Name: [Award Recipient]

Number of
Incentive Units
Issued: [•]

Applicable Hurdle Amount
Per Incentive Unit: [•]

[SIGNATURE PAGE TO INCENTIVE UNIT AGREEMENT]